Exhibit 99.1

Contacts:
Third Wave Technologies                     Vida, LLC
Rod Hise                                    Stephanie Diaz (investors)
(608) 663-4010                              (415) 885-2298
rhise@twt.com                               sdiaz@vidaLLC.com

                                            Tim Brons (media)
                                            (646) 319-8981
                                            tbrons@vidaLLC.com

For Immediate Release

             THIRD WAVE REPORTS FIRST-QUARTER 2004 FINANCIAL RESULTS
       Major milestones achieved in clinical molecular diagnostic business

      MADISON, Wis., April 28, 2004--Third Wave Technologies Inc. (Nasdaq: TWTI) today reported financial results for the first quarter ended March 31, 2004.

      Third Wave reported total revenues of $15.3 million and net income of $2.8 million, or $0.07 per diluted share, for the first quarter ended March 31, 2004, compared to total revenues of $8.5 million and a net loss of $2.9 million, or ($0.07) per diluted share, for the same period of 2003.

      The company's gross margins improved to 73% for the quarter ended March 31, 2004, up from 64% percent for the same period of 2003. Total operating expenses for the first quarter of 2004 were $11.8 million, compared to $11.5 million for the same period of 2003. Third Wave ended the quarter with a cash balance of $59.9 million, an increase of $2.1 million from the prior quarter.

      Third Wave's first-quarter product revenues were higher than expected because of increased demand for its genomic research products in Japan as that government's fiscal year closed at the end of March. The company continues its primary focus on its transition to a clinical molecular diagnostic business and believes that its clinical product revenue will continue to grow steadily, as anticipated. The unpredictability of the genomic research market, however, prevents accurate quarter-to-quarter research revenue forecasting and, as a result, the company maintains its previously issued guidance for 2004.

      "We are very pleased with our strong financial performance in the first quarter of 2004," said John Puisis, president and chief operating officer of Third Wave. "Third Wave achieved a number of major milestones in our clinical molecular diagnostic business during the first quarter --continued revenue growth, new product launches, key customer adoptions, and further advancement of our molecular diagnostic product pipeline. During the past four years, the first quarter has typically been our best quarter, and during the first quarter of 2004, we recorded unusually high research product revenue. This quarter's results not only validate the strength of our relationships and technology, it also provides us with more assurance that our strategy is working and our aggressive transition to molecular diagnostics is making progress."

First-Quarter 2004 Financial Highlights

      Third Wave achieved a number of key financial milestones during the first quarter that will further drive the company's transition to a molecular diagnostic business. These include:

o An increase in total clinical molecular diagnostic revenue to $3.0 million for the quarter ended March 31, 2004, a 63% increase from the same period of 2003. U.S. clinical molecular diagnostic revenue increased 76% from the same period last year.

o Continued strong gross margins, surpassing 70% for the first time in company history.

o Strengthening the company's cash position with a first-quarter increase of $2.1 million, bringing the company's cash balance to $59.9 million.

First-Quarter 2004 Product and Customer Highlights

      During the first quarter, Third Wave achieved a number of key product and customer milestones, further underscoring the company's continued penetration into the clinical molecular diagnostics market. These include:

o Release of a cystic fibrosis diagnostic to meet the demand of high-volume customers and the securing of Kaiser Permanente, the largest non-profit health plan in the United States, as the first customer for this product.

o     Early release of Invader(R) ASRs for prenatal  chromosomal analysis to the
      University   of   California,   Los  Angeles   (UCLA)  and  other  leading
      institutions under an early adopter program.

o Release of the Invader(R) CYP450 2D6 analysis panel and its adoption by Laboratory Corporation of America Holdings (LabCorp). This product provides clinical trial laboratories with access to the broadest range of pharmacogenetic assays available for the important 2D6 gene, enabling them to increase the efficiency, efficacy and safety of pharmaceutical clinical trials.

      In   addition   to   the   important   first-quarter   product   milestone
accomplishments outlined above, the company announced earlier this week the achievement of two critical second-quarter 2004 milestones:

o The signing of a European marketing and distribution agreement with Innogenetics of Gent, Belgium. Innogenetics' world-class, 150-member sales organization will market and distribute Invader(R) Factor V Leiden, Factor II and other genetic testing products in 15 European Union countries, including Germany, France, Italy, Spain and the United Kingdom.

o The release of Invader(R) HCV genotyping reagents in conjunction with the annual Clinical Virology Symposium in Clearwater, Fla. Mayo Clinic, and Third Wave in collaboration with the Cleveland Clinic Foundation each presented data at the symposium that demonstrates the Invader(R) HCV genotyping reagents compared to currently available commercial assays. The studies also highlight the Invader(R) HCV genotyping reagents' accuracy, robustness, ease of use, and one-hour time to results.

      "Achieving these important milestones allows the company to gain revenue momentum in molecular diagnostics, to continue to build a valuable molecular diagnostic pipeline and do so with prudent cash management," Mr. Puisis said. "We are pleased with the pace and results of our transition to date."

Update on 2004 Strategic Plan and Product Objectives

      Third   Wave   remains   committed   to  its   product   development   and
commercialization strategy outlined earlier this year. Moving forward in 2004, the company plans to continue to make progress toward the following key goals:

o     Advance product development in each of the following areas:

      o     Women's Health

            -     Release HPV detection (2H 2004)

                  Update: Third Wave remains on target to release an initial HPV detection product during the second half of 2004.

      o     Infectious Disease

            - Establish a clinical trials program for an HCV viral load prototype assay (2004)

                  Update: Third Wave is advancing its HCV viral load program through feasibility studies, which have generated strong progress. The company will continue the prototype program in the third and fourth quarters and will begin clinical studies against in-market products. Third Wave remains on schedule to initiate a clinical trial program for its HCV viral load assay during the second half of 2004.

      o     Chromosomal Analysis

            -     Broad release of a prenatal  chromosomal  analysis product (Q4
                  2004)

                  Update: Third Wave remains on track to broadly launch this product during the fourth quarter of 2004. The company is also working on a suite of additional chromosomal analysis products. More details will be given later in 2004.

      o     Pharmacogenetics

            - Introduce various CYP450 products for the identification of drug response variability to minimize adverse drug reactions and optimize therapy (2004)

                  Update: The company remains on track to launch additional pharmacogenetic products by the end of 2004.

o     Further expand product pipeline opportunities based on customer input

      Update: Third Wave continues to evaluate and develop additional products in pharmacogenetics, genetics, women's health and infectious disease that complement one or more of our existing products, meet an unmet customer need or both.

o     Continue to service strategic research relationships

      Update: Third Wave continues to foster productive collaborations with several of the world's foremost genomic researchers, including Dr. Yusuke Nakamura of the International HapMap Project, Japanese Millennium Project and the BioBank Japan Project; Japan's National Cancer Center; and other thought-leading institutions around the world.


Conference Call & Webcast

      Company management will host a conference call on Wednesday, April 28, 2004, at 10 a.m. EDT to discuss first-quarter results and ongoing corporate activities. Domestic callers should dial (800) 901-5259 and international callers should dial (617) 786-4514. The access code for both domestic and international callers is 48989014. Please dial in five to 10 minutes prior to the start of conference call. A live webcast and a replay of the conference call will be available at www.twt.com. The conference call, webcast and replay are open to all interested parties.

About Third Wave Technologies

      Third Wave Technologies is a leader in the development and marketing of molecular diagnostics for a variety of DNA and RNA analysis applications, providing physicians and researchers with superior tools to diagnose and treat disease. Third Wave's Invader(R) technology provides the company's customers with exceptional accuracy, scalability and ease of use. The company offers a number of clinical products based on its Invader(R) technology for genetic testing related to multiple disease areas. For more information about Third Wave and its products, please visit the company's website at www.twt.com.

The company's financial results may vary significantly from quarter to quarter due to fluctuations in the demand for the company's products, timing of new product introductions and deliveries made during the quarter, the timing of research, development and grant revenues, and increases in spending, including expenses related to the company's product development and manufacturing capabilities. All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to technological approaches of Third Wave and its competitors, product development, manufacturing, market acceptance, cost and pricing of Third Wave products, dependence on collaborative partners and commercial customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at www.sec.gov. Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Third Wave's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

                           --Financial Tables Follow--

                          Third Wave Technologies, Inc
                             Statement of Operations
                  (In thousands, except for per share amounts)
                                   (Unaudited)

                                                          Three Months Ended
                                                               March 31,
                                                         2004            2003
                                                       --------        --------
Revenues:
   Product                                              $15,215          $8,186
   Development                                                0             250
   License & royalty                                         41              26
   Grant                                                     20              30
                                                       --------        --------
                                                         15,276           8,492
                                                       --------        --------

Operating expenses:
   Cost of goods sold
     Product cost of goods sold                           3,501           2,602
     Intangible and long term asset
       amortization                                         571             487
                                                       --------        --------
   Total cost of goods sold                               4,072           3,089

   Research and development                               2,944           2,919
   Selling and marketing                                  2,625           2,341
   General and administrative                             2,185           3,171
                                                       --------        --------
                                                          7,754           8,431
                                                       --------        --------

Total operating expenses                                 11,826          11,520
                                                       --------        --------

Income (Loss) from operations                             3,450          (3,028)

Other income (expense):
   Interest income                                          127             170
   Interest expense                                         (57)            (92)
   Other                                                   (672)             26
                                                       --------        --------
                                                           (602)            104
                                                       --------        --------

Net income (loss)                                        $2,848         ($2,924)
                                                       ========        ========

Net income (loss) per diluted share                       $0.07          ($0.07)

Weighted average diluted shares
  outstanding                                            41,566          39,564

                          Third Wave Technologies, Inc
                                 Balance Sheets
                                   (Unaudited)

                                                          March 31,  December 31
                                                            2004        2003
                                                          -------    -----------
Assets:
   Cash, cash equivalents, and short-term
     investments                                          $59,889     $57,816
   Other current assets                                     9,501       3,941
   Equipment and leasehold improvements, net                7,965       8,527
   Intangible assets, net of amortization                   5,275       5,651
   Goodwill and indefinite lived intangible
     assets                                                 1,497       1,497
   Other assets                                             2,754       2,990
                                                          -------     -------
     Total assets                                         $86,881     $80,422
                                                          =======     =======

Liabilities and shareholders' equity
   Accounts payable, accrued expenses and other           $14,501     $11,553
   liabilities
   Deferred revenue                                           118          68
   Debt                                                     9,513       9,513
   Shareholders' equity                                    62,749      59,288
                                                          -------     -------
     Total liabilities and shareholders' equity           $86,881     $80,422
                                                          =======     =======